                            [Ryder Scott Letterhead]

                                                                    EXHIBIT 23.2

                      CONSENT OF RYDER SCOTT COMPANY, L.P.

As independent petroleum engineers, we hereby consent to the incorporation by reference in this registration statement of our Firm's review of the proved oil and gas reserve quantities of Apache Corporation as of January 1, 2005, and to all references to our Firm included in this registration statement.

                                                /s/ Ryder Scott Company, L. P
                                                --------------------------------
                                                Ryder Scott Company, L. P.

Houston, Texas
May 23, 2005